UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2012

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under the heading “Supplemental Indenture and the Notes” in Item 8.01, below, is incorporated by reference into this Item 2.03.

Item 8.01               Other Events.

Supplemental Indenture and the Notes

On September 20, 2012, Ingredion Incorporated (the “Company”) issued $300 million aggregate principal amount of its 1.800% Senior Notes due September 25, 2017 (the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-169357), a prospectus supplement dated September 17, 2012 (the “Prospectus Supplement”) and an Indenture, dated as of August 18, 1999 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (the “Trustee”), as supplemented by an eighth supplemental indenture dated September 20, 2012 (the “Supplemental Indenture”) to the Indenture.

The terms of the Notes, the Indenture and the Supplemental Indenture are further described in the Prospectus Supplement under the heading “Description of the notes” and in the related prospectus, dated September 17, 2012, that is included with the Prospectus Supplement, under the heading “Description of Debt Securities,” which descriptions are incorporated by reference herein.

The foregoing description of the Notes is qualified in its entirety by reference to the complete terms and conditions of the Supplemental Indenture, and the form of the Note, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Underwriting Agreement

In connection with the issuance of the Notes, on September 17, 2012 the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriters”), with respect to the offer and sale of the Notes.  The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions.

The Company and its affiliates regularly engage certain of the Underwriters or their affiliates to provide other banking and financial services, including as lenders under the Company’s $1 billion revolving credit agreement  that matures on June 6, 2014.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01               Financial Statements and Exhibits.

(d)                                                   Exhibits.

Exhibit No.	Exhibit
1.1

Underwriting Agreement, dated September 17, 2012, between the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

4.1	Eighth Supplemental Indenture, dated September 20, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee

4.2	1.800% Senior Note due 2017

5.1	Opinion of Sidley Austin LLP relating to the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2012	INGREDION INCORPORATED

	By:	/s/ Cheryl K. Beebe
Name: Cheryl K. Beebe
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1

Underwriting Agreement, dated September 17, 2012, between the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

4.1	Eighth Supplemental Indenture, dated September 20, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee

4.2	1.800% Senior Note due 2017

5.1	Opinion of Sidley Austin LLP relating to the Notes